Joint Filer Information


Name: Nth Power Technologies Fund I, L.P.
Address: c/o Nth Power LLC, 50 California Street, Ste. 840, San Francisco,
  CA 94111
Designated Filer: Timothy A. Woodward
Issuer and Ticker Symbol: Evergreen Solar, Inc. (ESLR)
Date of Event Requiring Statement: 6/21/2004

	Nth Power Technologies Fund I, L.P.
	By: Nth Power Management, L.P., its General Partner
	By: Nth Power LLC, its General Partner

Signature:   /s/ Timothy Woodward
             -------------------------------------
Title:           Managing Director
             -------------------------------------



Name: Nth Power Technologies Fund II, L.P.
Address: c/o Nth Power LLC, 50 California Street, Ste. 840, San Francisco,
  CA 94111
Designated Filer: Timothy A. Woodward
Issuer and Ticker Symbol: Evergreen Solar, Inc. (ESLR)
Date of Event Requiring Statement: 6/21/2004

	Nth Power Technologies Fund II, L.P.
	By: Nth Power Management II, L.P., its General Partner
	By: Nth Power LLC, its General Partner

Signature:   /s/ Timothy Woodward
             -------------------------------------
Title:           Managing Director
             -------------------------------------



Name: Nth Power Technology Fund II-A, L.P.
Address: c/o Nth Power LLC, 50 California Street, Ste. 840, San Francisco,
  CA  94111
Designated Filer: Timothy A. Woodward
Issuer and Ticker Symbol: Evergreen Solar, Inc. (ESLR)
Date of Event Requiring Statement: 6/21/2004

	Nth Power Technology Fund II-A, L.P.
	By: Nth Power Management II-A, LLC, its General Partner
	By: Nth Power LLC, its General Partner

Signature:   /s/ Timothy Woodward
             -------------------------------------
Title:           Managing Director
             -------------------------------------